EXHIBIT 99.1

Priority Investor Inquiries:
Chris Kettmann
chris.kettmann@dentonsglobaladvisors.com
(773) 497-7575

Priority Technology Holdings, Inc. Announces Second Quarter 2023 Financial Results
Strong Second Quarter Growth Driven by Performance Across Diverse Business Segments
ALPHARETTA, GA - August 10, 2023 -- Priority Technology Holdings, Inc. (NASDAQ: PRTH) ("Priority" or the "Company"), the platform for unified commerce that delivers integrated payments and banking services at scale, today announced its second quarter 2023 financial results including strong quarter-over-quarter diversified revenue growth.
Highlights of Consolidated Results
Second Quarter 2023 Compared with Second Quarter 2022
Financial highlights of the second quarter of 2023 compared with the second quarter of 2022, are as follows:
•Revenue of $182.3 million increased 9.6% from $166.4 million
•Adjusted gross profit (a non-GAAP measure1) of $67.0 million increased 20.3% from $55.7 million
•Adjusted gross profit margin (a non-GAAP measure1) of 36.8% increased 330 basis points from 33.5%
•Operating income of $19.1 million increased 45.8% from $13.1 million
•Adjusted EBITDA (a non-GAAP measure1) of $41.1 million increased 21.2% from $33.9 million

"Consistent with the first few months of the year, we continued to deliver strong results as we executed our unified commerce vision combining payments and banking on a single platform, enhanced by the strength of our counter cyclical business lines that were positioned to benefit from higher interest rates and weakening macroeconomic trends," said Tom Priore, Chairman & CEO of Priority. "We continue to invest thoughtfully, as our recent acquisition of Plastiq demonstrates, to deliver differentiated solutions to our business and integrated software clients that accelerate cash flow and optimize working capital, which will drive consistent long-term performance for our shareholders."
(1)See "Non-GAAP Financial Measures" and the reconciliations of Adjusted Gross Profit (non-GAAP), Adjusted Gross Profit Margin (non-GAAP), and Adjusted EBITDA, to their most comparable GAAP measures provided below for additional information.

Updated Full Year 2023 Financial Guidance
The Company has updated its outlook for the full year 2023 to include the forecasted post-acquisition contribution from the Plastiq business as follows:
•Revenue forecast revised to range between $765 million to $780 million, a growth rate of 15% to 17%, from $740 million to $755 million
•Adjusted EBITDA (a non-GAAP measure) forecast remains in range between $160 million to $165 million, a growth rate of 14% to 18%
Conference Call
Priority's leadership will host a conference call on Thursday, August 10, 2023 at 11:00 a.m. EDT to discuss its second quarter 2023 financial results. Participants can access the call by phone in the U.S. or Canada at (833) 636-1319 or internationally at (412) 902-4286.
The Internet webcast link and accompanying slide presentation can be accessed at https://edge.media-server.com/mmc/p/yohu2k4c and will also be posted in the "Investor Relations" section of the Company's website at www.prioritycommerce.com.
An audio replay of the call will be available shortly after the conference call until August 17, 2023 at 2:00 p.m. EDT. To listen to the audio replay, dial (877) 344-7529 or (412) 317-0088 and enter conference ID number 2194982. Alternatively, you may access the webcast replay in the "Investor Relations" section of the Company's website at www.prioritycommerce.com.

Non-GAAP Financial Measures
This communication includes certain non-GAAP financial measures that we regularly review to evaluate our business and trends, measure our performance, prepare financial projections, allocate resources, and make strategic decisions. We believe these non-GAAP measures help to illustrate the underlying financial and business trends relating to our results of operations and comparability between current and prior periods. We also use these non-GAAP measures to establish and monitor operational goals. However, these non-GAAP measures are not superior to or a substitute for prominent measurements calculated in accordance with GAAP. Rather, the non-GAAP measures are meant to be a complement to understanding measures prepared in accordance with GAAP.

Adjusted Gross Profit and Adjusted Gross Profit Margin
The Company's adjusted gross profit metric represents revenues less cost of revenue (excluding depreciation and amortization). Adjusted gross profit margin is adjusted gross profit divided by revenues. We review these non-GAAP measures to evaluate our underlying profit trends. The reconciliation of adjusted gross profit to its most comparable GAAP measure is provided below:

(in thousands)	Three Months Ended June 30,
	2023	2022
Revenues	$182,290	$166,430
Cost of revenue (excluding depreciation and amortization)	(115,281)	(110,749)
Adjusted gross profit	$67,009	$55,681
Adjusted gross profit margin	36.8%	33.5%
Depreciation and amortization of revenue generating assets	(3,030)	(2,538)
Gross profit	$63,979	$53,143
Gross profit margin	35.1%	31.9%

EBITDA and Adjusted EBITDA

EBITDA and adjusted EBITDA are performance measures. EBITDA is earnings before interest, income tax, and depreciation and amortization expenses ("EBITDA"). Adjusted EBITDA begins with EBITDA but further excludes certain non-cash costs, such as stock-based compensation and the write-off of the carrying value of investments or other assets, as well as debt extinguishment and modification expenses and other expenses and income items considered non-recurring, such as acquisition integration expenses, certain professional fees, and litigation settlements. We review the non-GAAP adjusted EBITDA measure to evaluate our business and trends, measure our performance, prepare financial projections, allocate resources, and make strategic decisions.

The reconciliation of adjusted EBITDA to its most comparable GAAP measure is provided below:

(in thousands)	Three Months Ended June 30,
	2023	2022
Net loss (income)	$(612)	$287
Interest expense	17,765	12,335
Income tax expense	2,355	467
Depreciation and amortization	17,980	17,505
EBITDA	37,488	30,594
Selling, general and administrative (non-recurring)	1,859	1,743
Non-cash stock-based compensation	1,746	1,542
Adjusted EBITDA	$41,093	$33,879

Further detail of certain of these adjustments, and where these items are recorded in our consolidated statements of operations, is provided below:

(in thousands)	Three Months Ended June 30,
	2023	2022
Selling, general and administrative expenses (non-recurring):
Certain legal fees	$1,221	$213
Professional, accounting and consulting fees	509	373
IRS penalty for 2014 and 2015	—	703
General ledger transition expenses	—	96
Other expenses	129	358
	$1,859	$1,743
Priority does not provide a reconciliation of forward-looking non-GAAP financial measures to their comparable GAAP financial measures because it could not do so without unreasonable effort due to the unavailability of the information needed to calculate reconciling items and due to the variability, complexity and limited visibility of the adjusting items that would be excluded from the non-GAAP financial measures in future periods. When planning, forecasting and analyzing future periods, the Company does so primarily on a non-GAAP basis without preparing a GAAP analysis as that would require estimates for various cash and non-cash reconciling items that would be difficult to predict with reasonable accuracy. For example, stock-based compensation expense would be difficult to estimate because it depends on the Company's future hiring and retention needs, as well as the future fair market value of the Company's common stock, all of which are difficult to predict and subject to constant change. As a result, the Company does not believe that a GAAP reconciliation would provide meaningful supplemental information about the Company's outlook.

About Priority Technology Holdings, Inc.
Priority is a payments technology company that leverages a purpose-built platform to enable clients to collect, store and send money, operating at scale. Priority helps its customers take and make payments while managing business and consumer operating accounts to monetize payment networks. Priority's tailored, agile technology powers high-value payments products bolstered by industry-leading personalized support, and delivers value to its partners by leveraging its payments and embedded finance technology to deliver solutions that power modern commerce. The Company's approach is simple – Priority handles the complexities of payments and embedded finance to free its partners to focus on their core business objectives. Priority's solutions are offered via API or proprietary applications with nationwide money transmission licenses, providing end-to-end operational support including automated risk management and underwriting, full compliance and industry leading customer service. Additional information can be found at www.prioritycommerce.com.
Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services, and other statements identified by words such as "may," "will," "should," "anticipates," "believes," "expects," "plans," "future," "intends," "could," "estimate," "predict," "projects," "targeting," "potential" or "contingent," "guidance," "outlook" or words of similar meaning. These forward-looking statements include, but are not limited to, our 2023 outlook and statements regarding our market and growth opportunities. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive risks, trends and uncertainties that could cause actual results to differ materially from those projected, expressed, or implied by such forward-looking statements. Our actual results could differ materially, and potentially adversely, from those discussed or implied herein.
We caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. You should evaluate all forward-looking statements made in this press release in the context of the risks and uncertainties disclosed in our SEC filings, including our most recent Annual Report on Form 10-K filed with the SEC on March 23, 2023. These filings are available online at www.sec.gov or www.prioritycommerce.com.
We caution you that the important factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences we anticipate or affect us or our operations in the way we expect. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance. The forward-looking statements included in this press release are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

Priority Technology Holdings, Inc.
Unaudited Consolidated Statements of Operations

(in thousands, except per share amounts)	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenues	$182,290	$166,430	$367,318	$319,669
Operating expenses
Cost of revenue (excludes depreciation and amortization)	115,281	110,749	237,247	212,229
Salary and employee benefits	19,109	15,770	38,157	31,847
Depreciation and amortization	17,980	17,505	36,028	34,858
Selling, general and administrative	10,787	9,346	19,905	16,849
Total operating expenses	163,157	153,370	331,337	295,783
Operating income	19,133	13,060	35,981	23,886
Other (expense) income
Interest expense	(17,765)	(12,335)	(35,464)	(23,870)
Other income, net	375	29	587	80
Total other expense, net	(17,390)	(12,306)	(34,877)	(23,790)
Income before income taxes	1,743	754	1,104	96
Income tax expense	2,355	467	2,222	142
Net (loss) income	(612)	287	(1,118)	(46)
Less: Dividends and accretion attributable to redeemable senior preferred stockholders	(11,765)	(8,549)	(23,060)	(16,949)
Loss attributable to common stockholders	(12,377)	(8,262)	$(24,178)	$(16,995)
Other comprehensive income (loss)
Foreign currency translation adjustments	7	—	31	—
Comprehensive loss	$(12,370)	$(8,262)	$(24,147)	$(16,995)

Loss per common share:
Basic and diluted	$(0.16)	$(0.11)	$(0.31)	$(0.22)

Weighted-average common shares outstanding:
Basic and diluted	78,292	78,603	78,213	78,600

Priority Technology Holdings, Inc.
Unaudited Consolidated Balance Sheets

(in thousands)
	June 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$17,567	$18,454
Restricted cash	12,357	10,582
Accounts receivable, net of allowances	60,130	78,113
Prepaid expenses and other current assets	14,608	11,832
Current portion of notes receivable	2,530	1,471
Settlement assets and customer/subscriber account balances	710,705	532,018
Total current assets	817,897	652,470
Notes receivable, less current portion	3,018	3,191
Property, equipment and software, net	38,984	34,687
Goodwill	368,740	369,337
Intangible assets, net	269,428	288,794
Deferred income taxes, net	26,066	16,447
Other noncurrent assets	8,147	8,437
Total assets	$1,532,280	1,373,363
Liabilities, Redeemable Senior Preferred Stock and Stockholders' Deficit
Current liabilities:
Accounts payable and accrued expenses	$59,839	$51,864
Accrued residual commissions	34,614	35,979
Customer deposits and advance payments	3,253	2,618
Current portion of long-term debt	6,200	6,200
Settlement and customer/subscriber account obligations	710,551	533,340
Total current liabilities	814,457	630,001
Long-term debt, net of current portion, discounts and debt issuance costs	589,932	598,926
Other noncurrent liabilities	11,752	11,643
Total noncurrent liabilities	601,684	610,569
Total liabilities	1,416,141	1,240,570
Redeemable senior preferred stock	240,731	235,579
Stockholders' deficit:
Preferred stock	—	—
Common stock	76	76
Treasury stock, at cost	(12,577)	(11,559)
Additional paid-in capital	—	9,650
Accumulated other comprehensive income	31	—
Accumulated deficit	(112,974)	(102,208)
Total stockholders' deficit attributable to stockholders of PRTH	(125,444)	(104,041)
Non-controlling interest	852	1,255
Total stockholders' deficit	(124,592)	(102,786)
Total liabilities, redeemable senior preferred stock and stockholders' deficit	$1,532,280	$1,373,363

Priority Technology Holdings, Inc.
Unaudited Consolidated Statements of Cash Flows

(in thousands)	Six Months Ended June 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(1,118)	$(46)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization of assets	36,028	34,858
Stock-based compensation	3,682	3,100
Amortization of debt issuance costs and discounts	1,826	1,719
Deferred income tax	(9,619)	(3,053)
Change in contingent consideration	346	—
Other non-cash items, net	(461)	—
Change in operating assets and liabilities:
Accounts receivable	18,066	(12,015)
Prepaid expenses and other current assets	(3,560)	(4,445)
Income taxes (receivable) payable	498	(304)
Notes receivable	(389)	297
Accounts payable and other accrued liabilities	1,306	14,792
Customer deposits and advance payments	635	(3,957)
Other assets and liabilities, net	(383)	(612)
Net cash provided by operating activities	46,857	30,334
Cash flows from investing activities:
Additions to property, equipment and software	(9,869)	(6,011)
Notes receivable, net	(498)	(2,750)
Acquisitions of assets and other investing activities	(2,715)	(3,974)
Net cash used in investing activities	(13,082)	(12,735)
Cash flows from financing activities:
Repayments of long-term debt	(3,525)	(3,100)
Borrowings under revolving credit facility	5,000	12,000
Repayments of borrowings under revolving credit facility	(12,000)	(12,500)
Repurchases of common stock and shares withheld for taxes	(1,018)	(2,079)
Dividends paid to redeemable senior preferred stockholders	(17,908)	(7,076)
Settlement and customer/subscriber accounts obligations, net	175,548	15,180
Payment of contingent consideration related to business combination	(1,959)	(1,863)
Net cash provided by financing activities	144,138	562
Net change in cash and cash equivalents, and restricted cash:
Net increase in cash and cash equivalents, and restricted cash	177,913	18,161
Cash and cash equivalents, and restricted cash at beginning of period	560,610	518,093
Cash and cash equivalents, and restricted cash equivalents at end of period	$738,523	$536,254

Reconciliation of cash and cash equivalents, and restricted cash:
Cash and cash equivalents	$17,567	$22,162
Restricted cash	12,357	11,717
Cash and cash equivalents included in settlement assets and customer/subscriber account balances	708,599	502,375
Total cash and cash equivalents, and restricted cash	$738,523	$536,254

Priority Technology Holdings, Inc.
Unaudited Reportable Segments' Results

(in thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
SMB Payments:
Revenue	$147,895	$142,506	$302,828	$272,465
Operating expenses	136,353	128,511	279,275	245,984
Operating income	$11,542	$13,995	$23,553	$26,481
Operating margin	7.8%	9.8%	7.8%	9.7%
Depreciation and amortization	$10,769	$10,980	$21,615	$21,804
Key indicators:
Merchant bankcard processing dollar value	$15,111,781	$15,402,560	$30,332,495	$29,479,407
Merchant bankcard transaction count	180,343	164,341	343,749	310,289
B2B Payments:
Revenue	$2,971	$5,295	$5,757	$11,220
Operating expenses	2,990	4,632	6,625	10,148
Operating (loss) income	$(19)	$663	$(868)	$1,072
Operating margin	(0.6)%	12.5%	(15.1)%	9.6%
Depreciation and amortization	$127	$73	$252	$146
Key indicators:
B2B issuing dollar volume	$216,358	$214,085	$414,904	$383,580
B2B issuing transaction count	282	247	562	435
Enterprise Payments:
Revenue	$31,424	$18,629	$58,733	$35,984
Operating expenses	15,345	12,931	29,991	25,792
Operating income	$16,079	$5,698	$28,742	$10,192
Operating margin	51.2%	30.6%	48.9%	28.3%
Depreciation and amortization	$6,713	$6,199	$13,403	$12,396
Key indicators:
Average billed clients	520,028	362,552	492,622	354,473
Average new enrollments	53,374	28,251	49,661	25,846

Operating income of reportable segments	$27,602	$20,356	$51,427	$37,745
Less: Corporate expense	(8,469)	(7,296)	(15,446)	(13,859)
Consolidated operating income	$19,133	$13,060	$35,981	$23,886
Corporate depreciation and amortization	$371	$253	$758	$512